Exhibit 99.1

Precipio Announces Q4 2017 Revenue at 350% of Previous Quarter

First post-merger quarter to turn the corner and demonstrate growth

NEW HAVEN, CT, (February 9th, 2018) – Specialty diagnostics company Precipio, Inc. (NASDAQ:PRPO), announces preliminary, unaudited revenues for the 4th quarter of 2017 of approximately $945,000, representing three-fold from the previous quarter of approximately $270,000, as well as a three-fold year-over-year from the 4th quarter of 2016 revenues of approximately $316,000.

2017 Business Integration; 2018 Sales Acceleration

Following the merger with Transgenomic, Inc. in June 2017, we undertook the task of relocating Transgenomic’s laboratory operations to Precipio’s New Haven location, which was completed within 90 days, by the end of the 3rd quarter of 2017. In early October, following a successful migration of all operations, and the training of the necessary staff, Precipio announced the re-opening of its CLIA operations in New Haven. When we resumed operations in October 2017, we were able to retain all customers and quickly refocus on business growth.

“Now that assets have been integrated and systems optimized, we have resumed our focus on sales growth and aggressively capturing market share with our disruptive diagnostic products and services,” commented Ilan Danieli, CEO. “Our team worked around the clock to ensure resumption of services within Q3-2017, and our sales growth in Q4 reflects that hard work. We will remain completely focused on continuing this revenue growth throughout the year.”

Revenue Composition & ICP potential

The majority of revenue was generated by our pathology diagnostic services and various pharma projects handled in our laboratory. Our first ICE-COLD PCR™ (ICP) kit was launched mid-way through Q4-2017, as previously announced, and we were able to quickly convert those products into new customers and revenue.

Although ICP kit sales made up less than 5% of the revenue for this quarter, with our customer, product, and platform expansion, we expect ICP to drive and contribute a significantly larger share of our revenue by year end.

Precipio’s ICP kit, our mutation enrichment technology for liquid biopsies, leads to better cancer outcomes due to the ability to cost effectively test and monitor patients using a simple blood draw instead of an invasive tissue sample. Patients can be frequently tested and monitored for genetic mutations, which may provide an immediate and critical indication of possible treatment responses.

As we continue to release additional ICP panels into the market, those tests will also be available in our CLIA laboratory for direct ordering by physicians and hospitals. Many such hospitals don’t have the necessary facilities to bring those tests in-house, yet they would like to monitor their patients in a rapid, cost-effective manner to identify genetic changes that can help those physicians manage their patient’s treatment.

These customers will be able to now send those tests to Precipio’s CLIA laboratory for immediate and rapid testing and results, generating an additional revenue stream.

Our multi-pronged solution enables hospitals of any size, located anywhere in the world, to either on-board these tests in-house, or use our laboratory to run tests on liquid biopsies, and provide them with this critical information.

Furthermore, we believe that with the increased variability of platforms upon which ICP can be utilized (including Next Generation Sequencing), other segments such as pharmaceutical and clinical trial customers (such as CROs) will become substantial potential users of ICP within their business, generating additional revenue from the continuous commercialization of ICP.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, initially the Yale School of Medicine, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Disclaimer

The financial data for the quarter ended December 31, 2017 set forth above is preliminary and is based on information available to management as of the date of this press release and is subject to completion by management of Precipio’s financial statements for the quarter and year ended December 31, 2017. Precipio’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary financial data and accordingly do not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including expected revenue for the quarter ended December 31, 2017, expected composition of revenue in 2017 and 2017, other financial projections and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 12, 2017, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries

investors@precipiodx.com

+1-203-787-7888